                                                                  Exhibit 10(ah)

                             AMENDMENT NO. 1 TO THE

                     NONEMPLOYEE DIRECTORS STOCK OPTION PLAN

                                       OF

                            THE LAMSON & SESSIONS CO.


                                    RECITALS
                                    --------

         WHEREAS, The Lamson & Sessions Co., an Ohio corporation (the "Company"), with the approval of the Company's shareholders, has established the Nonemployee Directors Stock Option Plan (the "Plan");

         WHEREAS, the Board of Directors of the Company (the "Board") finds that it is in the best interests of the Company and its shareholders to amend the Plan to increase the number of Common Shares, without par value, of the Company available under the Plan each year and increase the number of shares of Common Stock covered by the options granted to nonemployee directors; and

         WHEREAS, the Board has approved this Amendment No. 1 in accordance with the provisions of Section 12 of the Plan, subject to approval by the shareholders of the Company at the 1999 Annual Meeting of Shareholders.

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. The Plan is amended by deleting "60,000" from Section 3(a) and replacing it with "160,000 (60,000 of which were originally approved in 1994 and 100,000 of which are being added by amendment)."

         2. The Plan is further amended by deleting the number "1,000" from the first sentence of Section 4 and replacing it with "2,000."

         3.       The Plan is further amended by deleting "April 22, 2000" from
                  Section 12 and replacing it with "April 22, 2004."

         4. Except as amended by this Amendment No. 1, the Plan shall remain in full force and effect.

         5. This Amendment No. 1 shall be effective as of April 23, 1999, if approved by the shareholders at the 1999 Annual Meeting of Shareholders.



February 25, 1999